EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-262316) and Form S-3 (File No. 333-289887, 333-284259, 333-281528 and 333-282023) of our report dated March 31, 2026 with respect to the audited consolidated financial statements of LM Funding America, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2026